HAYNES AND BOONE, LLP

June 24, 2016

InspireMD, Inc.

321 Columbus Avenue

Boston, Massachusetts 02116

Re:	InspireMD, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to InspireMD, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of (i) up to an aggregate of $13.5 million of shares (the “Offering Shares”) of Series B Convertible Preferred Stock of the Company (the “Preferred Stock”), par value $0.0001 per share (which equals 346,154 shares of Preferred Stock, based on an assumed offering price of $39 per share of Preferred Stock, which is 100 times $0.39, the last reported sales price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) on June 23, 2016, but which may be more or fewer shares depending on the actual offering price), that are being offered by the Company, (ii) warrants (the “Offering Warrants”) to purchase up to an aggregate of 34,615,400 shares of Common Stock (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price), (iii) 34,615,400 shares of Common Stock issuable upon conversion of the Offering Shares (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price), (iv) 34,615,400 shares of Common Stock issuable upon exercise of the Offering Warrants (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price), (v) a unit purchase option to purchase up to 3.5% of Offering Shares and Offering Warrants sold to investors granted to Dawson James Securities, Inc. (the “Placement Agent”) by the Company (the “Placement Agent Unit Purchase Option”), (vi) units that may be purchased by the Placement Agent upon exercise of the Placement Agent Unit Purchase Option (the “Units”), (vii) 12,115 shares (the “Placement Agent Shares” and, together with the Offering Shares, the “Shares”) of Preferred Stock (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price) and warrants to purchase up to an aggregate of 1,211,500 shares of Common Stock (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price) (the “Placement Agent Warrants” and, together with the Offering Warrants, the “Warrants”) included in the Units that may be purchased by the Placement Agent upon exercise of the Placement Agent Unit Purchase Option, (viii) 1,211,500 shares of Common Stock (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price) issuable upon conversion of the Placement Agent Shares included in the Units (together with the shares of Common Stock issuable upon conversion of the Offering Shares described in clause (iii), the “Conversion Shares”), (ix) 1,211,500 shares of Common Stock (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price) issuable upon exercise of the Placement Agent Warrants included in the Units (together with the shares of Common Stock issuable upon exercise of the Offering Warrants described in clause (iv), the “Warrant Shares”), (x) 25,961,550 shares of Common Stock (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price) issuable as dividends upon conversion of the Offering Shares, and (xi) 908,625 shares of Common Stock (based on the assumed offering price of $39 per share of Preferred Stock, but which may be more or fewer shares depending on the actual offering price) issuable as dividends upon conversion of the Placement Agent Shares (the shares of Common Stock listed in clauses (x) and (xi), the “Dividend Shares” and all of the securities listed in (i) through (xi) above, the “Securities”), pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2016 (Registration No. 333-210760), as amended to date (the “Registration Statement”).

InspireMD, Inc.

June 24, 2016

The opinion expressed herein is limited exclusively to (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, in each case as in effect on the date hereof, and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and the prospectus included therein (the “Prospectus”), and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s By-laws and any amendments to date certified by the Secretary of the Company; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Securities covered by the Registration Statement and related matters thereto; (v) the form of Placement Agency Agreement to be entered into between the Company and the Placement Agent (the “Placement Agent Agreement”); (vi) the form of Offering Warrant Agent Agreement, to be entered into by the Company and Action Stock Transfer Corp., as warrant agent, and Form of Warrant, (vii) the form of Common Stock certificate, (viii) the form of Placement Agent Unit Purchase Option; and (ix) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and representations of the Company in the Placement Agent Agreement.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the (1) Shares, the Conversion Shares and the Dividend Shares have been duly authorized, and in the case of the Shares, if, as, and when issued by the Company in accordance with and in the manner described in the Prospectus and, in the case of the Conversion Shares and the Dividend Shares, when issued in accordance with the terms of the Shares, will be validly issued, fully paid and non-assessable, (2) (a) when issued by the Company in accordance with and in the manner described in the Prospectus, the Offering Warrants; (b) when issued by the Company in accordance with and in the manner described in the Prospectus and the Placement Agent Agreement, the Placement Agent Unit Purchase Option; (c) when issued by the Company in accordance with and in the manner described in the Prospectus and the Placement Agent Unit Purchase Option, the Units; and (d) when issued by the Company in accordance with and in the manner described in the Prospectus and the

InspireMD, Inc.

June 24, 2016

Placement Agent Unit Purchase Option, the Placement Agent Warrants, will be legally binding obligations of the Company in accordance with their terms, except (with respect to the Offering Warrants, the Placement Agent Unit Purchase Option, the Units and the Placement Agent Warrants): (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (3) when issued by the Company in accordance with and in the manner described in the Prospectus and the Placement Agent Unit Purchase Option, the Units will be duly and validly issued, and (4) the Warrant Shares have been duly authorized, and if, as and when issued in accordance with the terms of the Warrants, will be duly, authorized, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and any abbreviated registration statements relating thereto that may be filed to register additional securities identical to those covered by the Registration Statement (including a registration statement filed pursuant to Rule 462(b) under the Securities Act), and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP